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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Baxter International Inc. of our report dated January 21, 2002, except as to Note 13 which is as of February 26, 2002, relating to the financial statements, which appears in Fusion Medical Technologies, Inc.'s 2001 Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Fusion Medical Technologies, Inc." in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
April 2, 2002